SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 6, 2004

(Date of earliest event reported)

FEDERAL-MOGUL CORPORATION

(Exact name of registrant as specified in its charter)

Michigan

(State or other jurisdiction of incorporation)

1-1511	38-0533580
(Commission File Number)	(IRS Employer Identification Number)

26555 Northwestern Highway, Southfield, Michigan	48034
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events

The confirmation hearing in Federal-Mogul Corporation’s chapter 11 proceeding, which had been scheduled to commence on December 9, 2004, has been postponed. The Company is preparing to move forward with estimation of asbestos personal injury claims against the UK Debtors beginning December 9, 2004. After the Company and the co-proponents of its Plan of Reorganization have the results from the estimation proceedings, amendments to the Plan of Reorganization will be filed that will reflect, among other things, the results of that estimation. Thereafter, the Company and its Plan of Reorganization co-proponents expect to move forward toward confirmation of the amended Plan of Reorganization. Accordingly, the Company’s Plan of Reorganization confirmation proceedings will not begin on December 9, 2004, as had been previously disclosed.

The Independent Trustee for the Champion Pension Scheme last week received approval by a United Kingdom Court to vote in favor of the Plan of Reorganization and to take the Alternate Payout option in relation to the Champion scheme once the Plan of Reorganization is confirmed. The Champion Scheme covers approximately 300 Federal-Mogul Corporation employees in the United Kingdom.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2004

FEDERAL-MOGUL CORPORATION

By:	/s/ David M. Sherbin
Name:	David M. Sherbin
Title:	Senior Vice President,
General Counsel and
Secretary

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